UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697 06-1449146
(Commission File Number) (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At Republic Airways Holdings Inc.'s Annual Meeting of Stockholders held on June 10, 2014, three proposals were voted upon and approved by the Company's stockholders. A description of the proposals and a tabulation of the votes follows:

1.	The vote for the election of seven directors to serve until the 2014 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified was as follows:

	For	Withheld	Broker Non-Votes
Bryan K. Bedford	38,788,132	1,671,658	5,382,099
Neal S. Cohen	39,641,055	818,735	5,382,099
Lawrence J. Cohen	39,617,293	842,497	5,382,099
Robert L. Colin	39,622,765	837,025	5,382,099
Daniel P. Garton	39,673,196	786,594	5,382,099
Douglas J. Lambert	38,810,173	1,649,617	5,382,099
Mark L. Plaumann	39,665,818	793,972	5,382,099

2.	The advisory (nonbinding) vote to approve named executive officer compensation.

For	Against	Abstain	Broker Non-Votes
39,870,572	506,227	82,991	5,382,099

3.	The vote to ratify the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for the year ending December 31, 2014.

For	Against	Abstain
44,871,002	869,145	101,742

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.
By:    /s/ Timothy P. Dooley
Name:    Timothy P. Dooley

Title:	Executive Vice President and Chief Financial Officer

Dated: June 11, 2014